UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2022

Entergy New Orleans, LLC
(Exact name of registrant as specified in its charter)

Texas	1-35747	82-2212934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Perdido Street, New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 670-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events

Closing of Securitization

On December 16, 2022, a securitization for the benefit of Entergy New Orleans, LLC (“ENO”) closed, resulting in the issuance of $209,300,000 principal amount of storm recovery bonds (the “Bonds”) by Louisiana Local Government Environmental Facilities and Community Development Authority (the “Issuer”), a political subdivision of the State of Louisiana organized under the provisions of Chapter 10-D of Title 33 of the Louisiana Revised Statutes of 1950, as amended. The Bonds were issued pursuant to the provisions of the Louisiana Electric Utility Storm Recovery Securitization Act, being La. R.S. §§45:1226-1240 and 45:1343, as amended (collectively, the “Securitization Law”).

Under a Loan Agreement between Louisiana Utilities Restoration Corporation (the “Borrower”) and the Issuer (the “Loan Agreement”), the Issuer loaned the proceeds of the Bonds to the Borrower. The Borrower used all of the net proceeds from the sale of the Bonds to purchase the Storm Recovery Property (i.e., the right to impose and collect non-bypassable consumption-based charges from ENO’s customers), created pursuant to a financing order issued by Council of the City of New Orleans on October 6, 2022, from Entergy New Orleans, LLC (“ENO”) pursuant to a Storm Recovery Property Purchase and Sale Agreement dated December 16, 2022 (the “Sale Agreement”).

ENO will use the net proceeds from the sale to replenish and fund restricted storm recovery reserves in the amount of $200 million to be held by a non-affiliated escrow agent so that ENO may recover the costs incurred in restoring service after Hurricane Ida and fund storm recovery activity after future storms. Pursuant to a Servicing Agreement between the Borrower and ENO dated December 1, 2022, ENO will act as initial servicer of the storm recovery property.

In connection with the issuance of the Bonds, which are not obligations of ENO, ENO is filing the exhibits listed in Item 9.01, where are annexed hereto as exhibits to this Current Report on 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Storm Recovery Property Servicing Agreement between Louisiana Utilities Restoration Corporation and Entergy New Orleans, LLC, as servicer, dated as of December 1, 2022.
10.2	Storm Recovery Property Purchase and Sale Agreement between Louisiana Utilities Restoration Corporation and Entergy New Orleans, LLC, as seller, dated as of December 16, 2022.
104	Cover Page Interactive Data File (formatted as inline XRBL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022	ENTERGY NEW ORLEANS, LLC
/s/Barrett E. Green Name: Barrett E. Green Title: Vice President and Treasurer